Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of November 29, 2021, is among Adit EdTech Acquisition Corp., a Delaware corporation (“Parent”), and each of the undersigned holders (together with each such holder who executes a signature page to this Agreement after the date hereof, the “Holders”) of limited liability company units of Griid Holdco LLC, a Delaware limited liability company (the “Company”). Each of Parent and each Holder may hereinafter be referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Parent, ADEX Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as the surviving company (the “Merger”), all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Holder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and has sole voting power with respect to the number and type of limited liability company units in the Company (“Company Units”) Units indicated opposite such Holder’s name on Schedule 1 attached hereto (or, in the case of any Holder who executes a signature page to this Agreement after the date hereof, attached to such Holder’s signature page) (as used herein, the term “Units” means all the Company Units held by the Holders);

WHEREAS, this Agreement is a material inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and the Ancillary Documents and consummate the transactions contemplated thereby, including the Merger; and

WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Holders agree as follows:

Section 1. Agreement to Vote Units.

(a) Each Holder agrees that, unless the Expiration Date (as defined herein) has occurred, it shall validly execute and deliver to the Company, on (or effective as of) the second (2nd) Business Day following the date that the Proxy Statement is disseminated to the Company’s members (following the date that the Registration Statement becomes effective), a written consent approving the Merger Agreement, the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement in respect of such Holder’s Company Units. In addition, unless the Expiration Date has occurred, each Holder irrevocably and unconditionally agrees that at any meeting of the holders of Company Units, or any adjournment or postponement thereof, or in connection with any written consent of the holders of Company Units, with respect to the Merger Agreement or any of the transactions contemplated thereby, including the Merger, such Holder shall:

(i) appear at any such meeting or otherwise cause its Company Units to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted) (i) in favor of adoption and approval of the Merger Agreement, the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any proposal that conflicts or materially impedes or interferes therewith or would materially adversely affect or materially delay the consummation of the transactions contemplated by the Merger Agreement.

(b) Without limiting any other rights or remedies of Parent, each Holder hereby irrevocably appoints Parent or any individual designated by Parent as such Holder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Holder, up to the Expiration Date, to attend on behalf of such Holder any meeting of the Company’s members with respect to the matters described in Section 1(a)(ii), to include the Company Units held by such Holder in any computation for purposes of establishing a quorum at any such meeting of the Company’s members, to vote (or cause to be voted) such Company Units or consent (or withhold consent) with respect to any of the matters described in Section 1(a)(ii) in connection with any meeting of the Company’s members or any action by written consent by the Company’s members, in each case, only in the event and to the extent that the Holder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to this Section 1(b) on any matter except those provided in Section 1(a), and each Holder may vote its, his or her Company Units on all other matters, subject to the other applicable covenants, agreements and obligations set forth in this Agreement.

(c) The proxy granted by each Holder pursuant to Section 1(b) (i) will be automatically revoked upon the Expiration Date, (ii) is coupled with an interest sufficient in law to support, subject to clause (i), an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby, and (iii) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Holder and shall revoke any and all prior proxies granted by such Holder with respect to the Company Units held by such Holder. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a)(ii) shall control in the event of any conflict between such vote or consent by such proxyholder and a vote or consent by each Holder (or any other Person with the power to vote the Company Units held by such Holder) with respect to the matters in Section 1(a)(ii).

(d) Prior to the Expiration Date, no Holder shall enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with clauses (i) and (ii) of this Section 1. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

Section 2. Agreement to Retain Units. Each Holder agrees that, prior to the Expiration Date, he, she or it shall only sell, assign, transfer or otherwise dispose of any Units (collectively, a “Transfer”) (a) in compliance with all applicable federal and state securities Laws, (b) in compliance with the Governing Documents of the Company, (c) in compliance with the Merger Agreement and (d) to the extent that, prior to such Transfer, each transferee signs a counterpart to this Agreement pursuant to which such transferee agrees to be bound by the terms of this Agreement and to be a “Holder” hereunder; provided that, any subsequent transfer of the Units by any such transferee shall also be made pursuant to, and in accordance with, all of the provisions of this Section 2 to the same extent as if each such transferee were a Holder. Each Holder shall not, directly or indirectly,

(a) pledge, encumber or create a Lien on any Units or enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing;

(b) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any of such Holder’s Units;

(c) enter into, or deposit any of such Holder’s Units into, a voting trust or take any other action which would, or would reasonably be expected to, result in a diminution of the voting power represented by any of such Holder’s Units; or

(d) commit or agree to take any of the foregoing actions.

As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article 8 thereof and (iii) mutual written agreement of the Parties to terminate this Agreement; provided, however, that the provisions of Section 4 (Remedies), Section 6 (Fees and Expenses), Section 7 (Trust Account Waiver), Section 12 (Entire Agreement), Section 18 (Miscellaneous) and Section 19 (Parties Advised by Counsel) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

Section 3. Representations and Warranties of Holders. Each Holder hereby represents and warrants to Parent as follows:

(a) such Holder has the full power and authority to execute and deliver this Agreement and to perform such Holder’s obligations hereunder;

(b) this Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivered by the other Parties, constitutes a valid, legal and binding agreement with respect to such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and general principles of equity;

(c) such Holder beneficially owns the number of Units indicated opposite such Holder’s name on Schedule 1 hereto, free and clear of any Liens (other than Liens created by this Agreement, applicable securities laws, the Company’s Certificate of Formation and the Company’s Second Amended and Restated Operating Agreement, and has sole, and otherwise unrestricted, voting and investment power with respect to such Units; none of the Units are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Units; and no Person has any right to acquire from such Holder any of the Units indicated opposite such Holder’s name on Schedule 1 hereto;

(d) such Holder agrees to promptly notify Parent in writing of any changes or updates to Schedule 1 hereto as it relates to such Holder after the date hereof and prior to the Expiration Date;

(e) such Holder understands that, at the Effective Time, each outstanding Unit shall be converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

(f) the execution and delivery of this Agreement by such Holder, the consummation by such Holder of the transactions contemplated hereunder and the performance by such Holder of his, her or its obligations hereunder do not and will not conflict with, or result in any material violation or material breach of, or material default (with or without notice or lapse of time or both) under, any Contract or any judgment to which such Holder is a party or by which such Holder is bound, or any Law to which such Holder is subject or, in the event that such Holder is a corporation, company, partnership, limited liability company, joint venture, association, trust, business trust or other entity, any Governing Document of such Holder;

(g) the execution and delivery of this Agreement by such Holder, the consummation by such Holder of the transactions contemplated hereunder and the performance by such Holder of his, her or its obligations hereunder do not and will not require any consent, approval, qualification, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity by such Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, qualifications, orders or authorizations or registrations, declarations or filings, would not prevent or impair in any material respect the performance by such Holder of his, her or its obligations under this Agreement; and

(h) no investment banker, broker, finder, consultant or intermediary or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Holder (solely in its capacity as a Holder) in connection with its entering into this Agreement.

Section 4. Remedies. Notwithstanding anything to the contrary set forth in the Merger Agreement, the Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under this Agreement in accordance with the specific terms hereof or otherwise breaches any provision of this Agreement. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that any other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5. No Waivers. No waiver of any breach of this Agreement extended by Parent to a Holder shall be construed as a waiver of any rights or remedies of Parent with respect to any other Holder or with respect to any subsequent breach of such Holder or any other such Holder. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

Section 6. Fees and Expenses. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Section 7. Trust Account Waiver. Each Holder acknowledges that Parent has established the Trust Account described in Parent’s final prospectus for its initial public offering, dated January 11, 2021, Parent’s Governing Documents, and the Trust Agreement for the benefit of Parent’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. Each Holder further acknowledges that, if the Transactions, or, in the event of a termination of the Merger Agreement, another Business Combination, are not consummated by January 14, 2023 or such later date as approved by Parent’s Stockholders to complete a Business Combination, Parent will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, and notwithstanding anything to the contrary in this Agreement, the Holder (on behalf of itself, its Affiliates and, as applicable, its heirs, successors, administrators, members, officers and directors, and all other who may claim through such Holder) hereby irrevocably waives any past, present or future right, title, interest or claim (whether based on contract, tort, equity or any other theory of legal liability) of any kind against, and irrevocably waives any right to access, the Trust Account and the Trustee, or to collect from the Trust Account any monies that may be owed to them by Parent or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. For the avoidance of doubt, nothing in this Section 7 shall constitute a waiver by Holder of any rights it may have against Parent or its Affiliates with respect to any assets or funds held outside the Trust Account.

Section 8. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) if to Parent:

Adit EdTech Acquisition Corp.

1345 Avenue of the Americas

33rd Floor

New York, NY 10105

Attention: John D’Agostino

Telephone: [***]

E-mail: [***]

with copies (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10010

Attention: Jack S. Bodner

Michael J. Riella

Brian K. Rosenzweig

E-mail: jbodner@cov.com

mriella@cov.com

brosenzweig@cov.com

(b) if to a Holder, to the address, facsimile number or email address set forth under such Holder’s signature on the signature page hereto.

Section 9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

Section 10. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Except as otherwise specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing and signed by Parent and all of the Holders or, in the case of a waiver, by Parent and (b) only in the specific instance and for the specific purpose for which made or given. Notwithstanding anything to the contrary contained herein, any holder of Units may become party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Holder hereunder. In such event, each such person shall thereafter shall be deemed a Holder for all purposes under this Agreement.

Section 11. Termination. This Agreement shall automatically terminate on the Expiration Date. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement; provided, however, that the provisions of Section 4 (Remedies), Section 6 (Fees and Expenses), Section 7 (Trust Account Waiver), Section 9 (Assignment), Section 10 (Amendment), this Section 11 (Termination), Section 12 (Entire Agreement), Section 15 (Further Assurances), Section 18 (Miscellaneous) and Section 19 (Parties Advised by Counsel) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

Section 12. Entire Agreement. This Agreement, Schedule 1 hereto and the Merger Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior discussions, negotiations, commitments, agreements and understandings, both written and oral, relating to such subject matter.

Section 13. No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.

Section 14. Capacity as a Holder. Notwithstanding anything herein to the contrary, the Holder signs this Agreement solely in the Holder’s capacity as a holder of Company Units, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee, or designee of the Holder or any of its affiliates in his or her capacity, if applicable, as an officer or manager of the Company or any other Person.

Section 15. Further Assurances. From time to time and without additional consideration, each Holder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

Section 16. Disclosure. The Holder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC the Holder’s identity and ownership of the Units and the nature of the Holder’s obligations under this Agreement.

Section 17. Certain Events. Each Holder agrees (severally with respect to itself and not jointly) that this Agreement and the obligations hereunder will attach to such Holder’s Units and will be binding upon any Person to which legal or beneficial ownership of such Holder’s Units passes, whether by operation of law or otherwise, including such Holder’s heirs, guardians, administrators or successors.

Section 18. Miscellaneous. The provisions of Section 9.5 (Governing Law), Section 9.7 (Construction; Interpretation), Section 9.10 (Severability), Section 9.11 (Counterparts; Electronic Signatures), Section 9.15 (Waiver of Jury Trial) and Section 9.16 (Submission to Jurisdiction) of the Merger Agreement shall apply to this Agreement mutatis mutandis as if set forth herein.

Section 19. Parties Advised by Counsel. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has had the opportunity to seek advice of legal counsel. This Agreement will not be interpreted or construed against any Party because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David Shrier
Name: David Shrier
Title: Chief Executive Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

HOLDER

GRIID HOLDINGS LLC

By:	/s/ Authorized Signatory
Authorized Signatory

Address for Notice: [***]

[***]

[***]

Email for Notice: [***]

[SIGNATURE PAGE TO VOTING AGREEMENT]

SCHEDULE 1

Holder	Number of Units Held	Type	Address
Griid Holdings LLC	8,000,000	Class B	[***]

[SCHEDULE 1 TO VOTING AGREEMENT]